Exhibit 99.1

MDH Acquisition Corp. Regulatory Filing Requirement

NEW YORK, May 28, 2021—MDH Acquisition Corp. (NYSE: MDH) (the “Company”) announced today that it received a notice from the New York Stock Exchange (the “NYSE”) indicating that the Company is not in compliance with Section 802.01E of the NYSE Listed Company Manual as a result of its failure to timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 (the “Q1 2021 Report”) with the U.S. Securities and Exchange Commission (the “SEC”). As indicated in the Form 12b-25 filed by the Company with the SEC on May 17, 2021, the Company is in the process of reevaluating the accounting treatment of the public and private warrants issued in connection with the Company’s initial public offering (the “Warrants”) following the SEC Staff’s issuance of the “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies” (the “Statement”). The Statement provides guidance for all special purpose acquisition companies, including the Company, regarding the accounting and reporting for their warrants.

The NYSE informed the Company that, under NYSE rules, the Company will have six months from May 24, 2021 to file the Q1 2021 Report with the SEC. The Company can regain compliance with the NYSE listing standards at any time prior to that date by filing its Q1 2021 Report. If the Company fails to file the Q1 2021 Report before the NYSE’s compliance deadline, the NYSE may grant, at its sole discretion, an extension of up to six additional months for the Company to regain compliance, depending on the specific circumstances. The notice from the NYSE also notes that the NYSE may nevertheless commence delisting proceedings at any time if it deems that the circumstances warrant.

The Company concluded that, based on the Statement, the Warrants should be classified as liabilities measured at fair value, with subsequent changes in fair value recorded in the Company’s Statement of Operations each reporting period. The Company continues to work diligently to complete the Q1 2021 Report as soon as possible; however, given the scope of the valuation process for calculating the fair value of the Warrant liabilities in accordance with the Statement, the Company is not in a position to file the Q1 2021 Report until after the completion of this process.

About MDH Acquisition Corp.

MDH Acquisition Corp. is a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an acquisition opportunity in any business, industry, sector or geographical location, the Company intends to focus on industries that complement its management team’s background in transportation and logistics, telecommunications, financial services and professional services, and to capitalize on the ability of its management team to identify and acquire a business.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and search for an initial business combination. No assurance can be given that the proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company's registration statement for the initial public offering filed with the SEC. Copies are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

Media Contact:

Kelly Wallace

kelly@mclartydiversified.com

917-991-6308

Investor Contact:

info@mclartydiversified.com

2